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                                                        Exhibit 10.84

                              EMPLOYMENT AGREEMENT
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         EMPLOYMENT AGREEMENT, executed as of February 18, 1994 between SpecTran
Specialty Optics Company, a Delaware corporation (hereinafter referred to as the "Corporation"), and William B. Beck (hereinafter referred to as "Executive").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Corporation has, on the date hereof, entered into an Asset Purchase Agreement to purchase the assets of Ensign-Bickford Optics Company ("EBOC"), and EBOT Acquisition Corp., an affiliate of the Corporation, has entered into a Stock Purchase Agreement with Ensign-Bickford Optical Technologies, Inc. ("EBOT") to purchase all of the issued and outstanding capital stock of EBOT's wholly owned subsidiary, Cal Optics, Inc.;

         WHEREAS, both EBOC and EBOT have both employed Executive; and

         WHEREAS, simultaneous with the closing of the above mentioned purchase of the assets of EBOC and the stock of Cal Optics, Inc. (the "Closing"), the Corporation wishes to employ Executive and Executive wishes to be employed by the Corporation;


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         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree with each other as follows:

         1. EMPLOYMENT. The Corporation agrees to and does hereby employ Executive effective upon the Closing, and Executive agrees to and does hereby accept employment by the Corporation effective upon the Closing, as Vice President and General Manager of the Corporation, or in any other capacity as determined by its Board of Directors, subject to the supervision and direction of its Board of Directors, for the one-year period commencing on the date hereof and ending on midnight one year later (the "Base Term"). The Base Term may be extended for successive one-year periods, upon terms mutually agreed to by the parties, subject to prior termination in accordance with the provisions of
Article 12 hereof. The Base Term and any extensions thereof shall be referred to in this Agreement as the "Employment Period" .

         2. SCOPE OF DUTIES. Executive agrees that he will devote his full time and effort during the Employment Period to the performance of the duties of his office. Executive shall make his business headquarters at Avon, Connecticut and shall relocate should the Corporation change its headquarters. Executive shall undertake such travel as the Corporation may request.

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         3.       Employment Period - Compensation.
                  --------------------------------

                  (a) EXECUTIVE COMPENSATION. For the services and duties to be rendered and performed by Executive during the Employment Period, the Corporation agrees to pay Executive compensation at the rate of Nine Thousand One Hundred Eighty-Six Dollars and Sixty-Seven Cents ($9,186.67) per month, (this amount to be referred to as "Executive Compensation"). Executive shall be considered for an increase in Executive Compensation effective June 1, 1994. Executive Compensation shall be payable in equal semi-monthly installments. The Corporation shall reimburse Executive for all expenses reasonably and necessarily incurred in connection with his employment by the Corporation, including traveling expenses while absent on the Corporation's business from its business headquarters. The Board of Directors of the Corporation may increase Executive's Executive Compensation at such time or times and in such amount or amounts as it may in its sole discretion determine.

                  (b)      Other Compensation.
                           ------------------

                           i.       PROFIT SHARING PLAN.  Executive will
participate in the Corporation's Profit Sharing Plan which is based upon the Corporation's performance and can earn all employees a bonus of 5.5% of base earnings (Executive Compensation) if the Corporation achieves in 1994 pre-tax, pre-bonus income of at least $704,000 on revenues of $8.5 million or a return on sales of 8.3%. Executive understands that the

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targets set for the Profit Sharing Plan are established annually by the
Corporation's Board of Directors and often vary from year to year.

                  ii. INCOME GROWTH INCENTIVE PLAN. Executive will participate in the Corporation's Income Growth Incentive Plan which is based upon the Corporation's performance, with the targets established by the Corporation's Board of Directors annually and with those targets often varying from year to year. Executive's participation in this Plan will permit Executive to earn a bonus or up to twenty five percent (25%) of Executive's base salary (Executive Compensation).

                  iii. STOCK OPTIONS. Executive will receive an initial grant of fifteen thousand (15,000) options to purchase the stock of the Corporation's parent company, SpecTran Corporation ("SpecTran") under SpecTran's Incentive Stock Option Plan. The exercise price of those options will equal the market price of SpecTran's stock on the date of grant and will be subject to the terms of SpecTran's Incentive Stock Option Plan and related Agreement. The above-mentioned fifteen thousand (15,000) options will be granted at the Closing (February 18, 1994). Executive will be eligible for consideration for additional grants of stock options on an annual basis beginning in 1995.

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         4.       VACATION. Executive shall be entitled to a vacation each year equal to one (1) month. Said vacation may be taken all at once or weekly at the sole discretion of Executive.

         5. SECRETS. Executive agrees that any trade secrets or any other proprietary information (whether in written, verbal or any other form) relating to the existing or contemplated business and/or field of interest of the Corporation or any of its Affiliates (for the purpose of this Agreement, an affiliate of the Corporation shall be deemed to be any corporation or other legal entity which controls the Corporation, which is controlled by the Corporation, or which is under common control with the Corporation), or of any corporation or other legal entity in which the Corporation or any of its Affiliates has an ownership interest of more than twenty-five percent (25%), and any proprietary information (whether in written, verbal or any other form) of any of the Corporation's customers, suppliers, licensors or licensees, including, but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, notes, drawings, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list of names or classes or customers, which he has heretofore acquired during his employment by EBOC, EBOT, any of their respective Affiliates (as defined below) or which he may hereafter acquire during his employment with the Corporation or any of its Affiliates, in both cases

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whether during or outside business hours, whether or not on EBOC's EBOT's or the
Corporation's premises, as the result of any disclosures to him, or in any other way, shall be regarded as held by him in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the term of this Agreement or thereafter, be disclosed, divulged, furnished, or made accessible by him to anyone, or be otherwise used by him, except in the regular course of business of the Corporation or its Affiliates. Upon termination of his employment, Executive shall return or deliver to the Corporation all tangible forms of such information in his possession or control, and shall retain no copies thereof. Information shall, for purposes of this Agreement, be considered to be secret if not known by the trade generally, even though such information may have been disclosed to one or more third parties pursuant to any business discussion or agreement, including distribution agreements, joint research agreements or other agreements entered into by EBOC, EBOT or the Corporation or any of their Affiliates. For the purposes of this Agreement, "Affiliates" shall mean any corporation, partnership, joint venture, other entity of any type or individual that directly or indirectly, through one or more intermediaries, controls or is controlled, or is under common control with, EBOC, EBOT or the Corporation, as the case may be.

         6. PATENTS. Executive agrees to and does hereby sell, assign, transfer and set over to the Corporation, its successors,

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assigns, or Affiliates, as the case may be, all his right, title, and interest in and to any inventions, improvements, processes, patents or applications for patents which he develops or conceives individually or in conjunction with others during his employment by the Corporation, or, having possibly conceived same prior to his employment, may complete while in the employ of the Corporation or any of its Affiliates, in both cases whether during or outside business hours, whether or not on the Corporation's premises, which inventions, improvements, processes, patents or applications for patents are (i) in connection with any matters within the scope of the existing or contemplated business of the Corporation or any of its Affiliates, or (ii) aided by the use of time, materials, facilities or information paid for or provided by the Corporation, all of the foregoing to be held and enjoyed by the Corporation, its successors, assigns or Affiliates, as the case may be, to the full extent of the term for which any Letters Patent may be granted and as fully as the same would have been held by Executive, had this Agreement not been made. Executive will make, execute and deliver any and all instruments and documents necessary to obtain patents for such inventions, improvements and processes in any and all countries. Executive hereby irrevocably appoints the Corporation to be his attorney in fact in the name of and on behalf of Executive to execute all such instruments and do all such things and generally to use the Executive's name for the purposes of assuring to the Corporation

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(or its nominee) the full benefit of its rights under the provisions of Articles
5 and 6.

         7. DISABILITY. (a) In the event Executive becomes partially disabled, or becomes totally disabled (as determined in accordance with Article 7(c) below) and such total disability has continued for less than six (6) full consecutive calendar months, then the Corporation shall continue during the Employment Period to pay Executive at the rate of his Annual Executive Compensation as set forth in Article 3 and continue the benefits provided for him in Articles 8 and 9 hereof. The Corporation's obligations in the event of Executive's partial disability shall terminate upon the end of the Employment Period.

                  (b) In the event Executive becomes totally disabled (as determined in accordance with Article 7(c) below), and such total disability has continued for six (6) full consecutive calendar months or more, then for so long thereafter during the Employment Period as such total disability shall continue or for a period of one (1) year, whichever is longer, Executive shall be paid at seventy-five percent (75%) of the rate of his Annual Executive Compensation as set forth in Article 3 hereof.

                  (c) For purposes of this Agreement, determination of whether Executive is or is not totally disabled shall be made as follows:

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                           (i)      Executive's inability, physical or mental,
                                    for whatever reason, to be able to perform his duties to the Corporation shall be total disability; and

                           (ii) If any difference shall arise between the Corporation and Executive as to whether he is totally disabled, such difference shall be resolved as follows: Executive shall be examined by a physician appointed by the Corporation and a physician appointed by Executive. If said two physicians shall disagree concerning whether Executive is totally disabled, that question shall be submitted to a third physician, who shall be selected by such two physicians. The medical opinion of such third physician, after examination of Executive and consultation with such other two physicians, shall decide the question.

                  (d) Should Executive become totally disabled then he may by action of the Board of Directors be removed from his position and employment with the Corporation.

         8. DEATH. In the event of the death of Executive during the Employment Period, the Corporation shall continue to pay

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Executive's Annual Executive Compensation for a period of one (1) year from the date of death. The salary payment will be made to the wife of Executive or if no wife shall survive Executive, to his Estate.

         9. EMPLOYEE BENEFITS. (a) Executive may participate in all benefit plans to the extent, if any, that he may be eligible to do so under the provisions of such plan or program. Those benefit plans may include medical and insurance, life and accidental death/dismemberment insurance, short- and long-term disability, tuition reimbursement, 401(k) plan, stock purchase plan, vacation and pension plans. The Corporation may terminate, modify, or amend any such plan or program, in the manner and to the extent permitted therein, and the rights of Executive under any such plan or program shall be subject to any such right of termination, modification, or amendment. To the extent any payments under any such plan or program are made to Executive because he is disabled, such amounts shall be credited against amounts due to Executive under Article 7.

                  (b) For the sake of clarification, and notwithstanding any other provision of this Agreement, it is understood and agreed that all benefits provided to Executive under this Agreement shall be provided to the extent that they exceed any employee benefit provided to Executive other than specifically through this Agreement, such as the programs, plans, etc. referred to in Article 9(a) above. The benefits provided under

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this Agreement shall be supplemental to benefits provided otherwise to Executive by the Corporation, and shall not be provided to the extent that they are duplicative.

         10. COVENANT NOT TO COMPETE. During the Employment Period, Executive agrees not to compete with the Corporation either directly, or by stock interest exceeding five percent (5%), or otherwise in any way in any business in which it is then engaged anywhere in the world. During the one-year period immediately following termination of Executive's employment with the Corporation, Executive agrees that he will not (a) engage, directly or indirectly, or by stock interest exceeding five percent (5%), or otherwise in any way, in any business in which the Corporation was engaged during the term of his employment or which the Corporation planned, during the term of his employment to enter, (b) solicit any past, present or future customers of the Corporation in any way relating to any business in which the Corporation was engaged during the term of his employment, or which the Corporation planned during the term of his employment, to enter, or (c) induce or actively attempt to influence any other employee or consultant of the Corporation to terminate his or her employment or consultancy with the Corporation. During this one-year period, provided that the Corporation has requested the non-competition agreement referred to above with respect to said period, Executive shall receive Annual Executive Compensation and employee benefits paid or maintained in the same fashion and in amounts not less than those he received during the

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last year of employment with the Corporation, and the Corporation shall have the right to call upon Executive's services as a consultant. In the event that Executive violates any provision of this Article 10, then in addition to any other remedies available to the Corporation, the Corporation shall have the right immediately to terminate any payments or benefits provided or to be provided to Executive under this Agreement.

         11. ASSIGNMENT. This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business; provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement. Further, this Agreement may be assigned by the Corporation to an affiliate, provided that any such affiliate shall expressly assume all obligations of the Corporation under this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such affiliate. Executive agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall remain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance.

         12.      Termination.
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                  (a)      FOR CAUSE.  The Corporation may terminate Executive's
employment and this Agreement for Cause by delivery written notice to Executive, setting forth the reason for termination. For the purpose of this Agreement, "Cause" shall

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mean (i) the arrest of the Executive on charges of having committed any felony,
(ii) stealing from the Corporation, (iii) a willful breach by Executive of a material provision of this Agreement and (iv) if Executive engages in gross misconduct, such as fraud, dishonesty, gross negligence or insubordination. If this Agreement is terminated for Cause, the Corporation's obligation to Executive hereunder shall be limited to the Executive Compensation and benefits earned up to the date notice of termination is delivered to Executive.

                  (b) TERMINATION WITHOUT CAUSE. If the Corporation dismisses Executive without Cause, the Corporation shall continue to fulfill its obligations under this Agreement until the later of: (A) the date six months following Executive's dismissal, or (B) the end of the Employment Period.

                  (c) TERMINATION BY EXECUTIVE. If Executive elects to terminate his employment with the Corporation, the Corporation's obligations to Executive under this Agreement shall be limited to the Executive Compensation and benefits earned up to the date of Executive's departure.

         13. SURVIVAL. The provisions of Articles 5, 6, 10, 12 and 15 shall survive the termination of this Agreement.

         14. NOTICES. All notices required or permitted to be given hereunder shall be mailed by registered mail or delivered by hand

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to the party to whom such notice is required or permitted to be given hereunder.
If mailed, any such notice shall be deemed to have been given when mailed as evidenced by the postmark at point of mailing. If delivered by hand, any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.

         Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows:

                        SpecTran Specialty Optics Company
                        c/o SpecTran Corporation
                        50 Hall Road
                        Sturbridge, Massachusetts 01566

                        Attn:  Raymond E. Jaeger
                               President and Chief Executive Officer

         Any notice to Executive shall be addressed to the address appearing on the records of the Corporation at the time such notice is given.

         Either party may change the address to which notice to it is to be addressed, by notice as provided herein.

         15. APPLICABLE LAW. This Agreement shall be interpreted and enforced in accordance with the laws of Massachusetts governing contracts made in and to be performed solely in such State.

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         16.      EFFECTIVE DATE. This Agreement shall become effective as of the date first mentioned in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written.

                                   SPECTRAN SPECIALTY OPTICS COMPANY


                                   By /s/ William B. Beck
                                      ------------------------------------------
                                      William B. Beck



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